CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1/A (Amendment No. 3) of our report dated December 15, 2015 relating to the consolidated financial statements of IFAN Financial, Inc. as of August 31, 2015 and for the year then ended. We also consent to the reference to our firm under the heading “Interests of Named Experts and Counsel” appearing therein.

/s/ GBH CPAs, PC

GBH CPAs, PC
www.gbhcpas.com
Houston, Texas

March 11, 2016